Exhibit 10.40a


                      MORTGAGE LOAN MODIFICATION AGREEMENT


         THIS MORTGAGE LOAN MODIFICATION AGREEMENT (the "Agreement") is entered into as of the ______ day of August, 2002 by and between THE PROVIDENT BANK, an Ohio banking corporation, One East Fourth Street, Cincinnati, Ohio 45202 (the "Lender") and JAGI NORTH-CANTON, LLC, a Delaware limited liability company (the "Borrower").

                                    RECITALS:

     A. Amresco Capital, L.P., a Delaware limited partnership ("ACLP") made as of August 14, 1998, a mortgage loan in the principal amount of $5,400,000.00, which has a current outstanding principal balance in the amount of Five Million Seventy-Six Thousand Two Hundred Seventy-Five and 51/100 Dollars ($5,076,275.51) ("Loan") to JAGI North-Canton, LLC, a Delaware limited liability company ("Borrower"). The Loan is evidenced by Promissory Notes in the aggregate principal amount of Forty-Four Million and 00/100 Dollars ($44,000,000.00) ("Notes") which are secured by (a) certain Mortgage in the original amount of $5,400,000 to Amresco Capital, L.P. of record in Instrument No. 98057098, Recorders Office, Stark County, Ohio (the "Mortgage") and (b) certain Assignment of Leases and Rents ("Assignment of Leases") executed by Borrower on August 14, 1998 and recorded in Instrument No. 98057099, Recorders Office, Stark County, Ohio.

     B. ACLP assigned, transferred and conveyed all of its right, title and interest in and to the Loan, the Mortgage, the Assignment of Leases and all other documents evidencing, governing or securing the Loan a listing of which is fully set forth in Exhibit B (collectively, the "Loan Documents") to Amresco Capital Limited, Inc., a Delaware corporation ("Amresco Capital Limited") by virtue of that certain Assignment of Mortgage and Assignment of Leases and Rents dated August 14, 1998 and recorded in Instrument No. 98057102, Recorders Office, Stark County, Ohio.

     C. Amresco Capital Limited assigned, transferred, and conveyed all of its right, title and interest in and to the Loan, the Mortgage, the Assignment of Leases and the Loan Documents to LaSalle National Bank ("LaSalle"), a national banking association, as custodian or trustee by virtue of that certain Assignment of Mortgage and Assignment of Leases and Rents dated August 14, 1998 and recorded in Instrument No. 98057103, Recorders Office, Stark County, Ohio.

     D. LaSalle assigned, transferred and conveyed all of its right, title and interest in and to the Loan, the Mortgage, the Assignment and the Loan Documents to The Provident Bank by virtue of that certain Assignment of Mortgage and Assignment of Leases and Rents dated August 2, 2002 and recorded in Instrument No. ______, Recorders Office, Stark County, Ohio.

     E. The Notes were additionally secured by a certain Mortgage from Borrower to ACLP dated August 14, 1998 in the amount of Thirty-Eight Million Six Hundred Thousand and 00/100 Dollars ($38,600,000.00) of record in Instrument No. 98057101 Recorders Office, Stark County, Ohio ("Second Mortgage"), which was assigned by ACLP to Amresco Capital Limited by Assignment filed in Instrument

No. 598057104 Recorders Office, Stark County, Ohio, which was further assigned by Amresco Capital Limited to LaSalle by Assignment filed in Instrument No. 98057105 Recorder's Office, Stark County, Ohio and was further assigned by LaSalle to Lender by Assignor filed in Instrument No. _____, Recorder's Office, Stark County, Ohio.

     F. The real estate encumbered by the Mortgage, Second Mortgage and Assignment of Leases is described in the attached Exhibit A ("Premises").

     G. The above described indebtedness, as evidenced by the Notes, and all additional sums due under the Mortgage, Assignment of Leases, Second Mortgage and other Loan Documents, if any, remains unpaid and Borrower has requested and Lender has agreed to the rearrangement of the terms of such indebtedness (the "Indebtedness") to adjust the interest rate of the Notes, to provide for the monthly payment of principal and interest payments, to adjust the maturity date of the Loan and to amend certain provisions of the Loan Documents, upon Borrower's compliance with the provisions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the benefits accruing to the parties herein and the obligations assumed hereunder, the parties agree that the Indebtedness shall remain outstanding and the terms of such Indebtedness shall be amended as follows:

     1. Amendment to the Loan. The Loan, which has a current outstanding principal balance in the amount of Five Million Seventy-Six Thousand Two Hundred Seventy-Five and 51/100 Dollars ($5,076,275.51), shall be amended so that: (i) the "Interest Rate" is a variable rate which shall be the Prime Rate, as defined herein, plus One-Half of One Percent (.50%) charged by the Lender, computed daily for the actual number of days elapsed over a year of 360 days; (ii) payment of principal, amortized over a twenty (20) year amortization period, shall be due and payable in arrears in equal monthly principal installments of Ten Thousand Sixty-Four and 00/100 Dollars ($10,064.00), together with all accrued but unpaid interest commencing on September 1, 2002, which payments Borrower shall continue to make on the first day of each month thereafter until the Maturity Date; and (iii) the Maturity Date shall be adjusted to August 1, 2003. The amendment to the Notes shall not constitute a repayment or satisfaction of the Indebtedness evidenced by the Notes, which for all purposes hereunder shall remain outstanding from August 14, 1998.

     Prime Rate is that percentage rate of interest calculated on the basis of a 360 day year which is established and announced by Lender from time to time as its Prime Rate, which is in effect until a new rate is established and announced and which provides a base to which loan rates may be referenced; it is not necessarily the Lender's lowest loan rate. In the event of a change in such Prime Rate, the interest rate hereunder shall be adjusted accordingly, and such adjustment shall become effective on the date such Prime Rate changes.

     2. Amendment to Mortgage, Second Mortgage and Other Loan Documents. The Mortgage, Second Mortgage and other Loan Documents shall be amended to reflect the adjustment of the Maturity Date to August 1, 2003. The Mortgage and Second Mortgage shall now secure the Notes, which evidence an aggregate maximum outstanding principal balance of Thirty-Three Million Five Hundred Thousand and 00/100 Dollars ($33,500,000.00). In accordance with the foregoing, Borrower hereby grants, conveys and mortgages to Lender the Premises as described in Exhibit A as collateral security for the Notes subject in all respects to the terms of the Mortgage, Second Mortgage, Assignment of Leases and other Loan Documents.

     3. Additional Loan Documents. Concurrently with the execution of this Agreement and as an inducement to Lender to acquire the Loans from LaSalle and to agree to the terms and conditions contained herein, Louis S. Beck and Harry
G. Yeaggy shall jointly and severally grant to Lender an Unconditional Guaranty ("Guaranty") which Guaranty shall guaranty the obligations payable by Borrower to the Lender under the Notes, the Mortgage, Second Mortgage and the other Loan Documents. In addition, Borrower shall grant to Lender a Pledge/Assignment/Cash Collateral Agreement between Borrower and Lender dated of even date herewith granting to Lender an interest in that account with a current balance of One Hundred Nine Thousand Five Hundred Seventeen Dollars ($109,517) established as a reserve for furniture, fixtures and equipment on the Premises as required under the Mortgage ("Pledge Agreement"). Said Guaranty and Pledge Agreement shall now become part of the Loan Documents and shall secure the obligations of the Borrower under the Notes and the Loan Documents.

     4. Borrower Certification. Borrower hereby certifies that the representations, warranties and covenants set forth in the Settlement Agreement Regarding Loans between Borrower and LaSalle dated August ___, 2002 pertaining to the Loans and operation of the Premises are true and correct and run to the benefit of Lender.

     5. Amendment to Notes, Mortgage, Assignment of Leases and the other Loan Documents. Borrower agrees that all provisions regarding release prices for any of the hotel property are hereby deleted in their entirety.

     6. Conditions Precedent. As a condition to the effectiveness of this Agreement, Borrower shall deliver to Lender the following items:

          (a) Lender's reasonable legal fees, title examination and insurance fees and other out-of-pocket expenses.

          (b) executed copies of the Guaranty and Pledge Agreement;

          (c) evidence of certificates of insurance for the Premises naming Lender as a mortgagee;

          (d) tax identification numbers for Borrower and for both Guarantors;

          (e) title examination update or title endorsement evidencing that the Mortgage, as assigned to Lender and as amended herein, is a first and best lien on the Premises; and

          (f) authorizing resolutions authorizing the amendments to the Notes and the modification as set forth herein.

     7. No Other Changes. All of the terms and conditions contained in the original Notes, Mortgage, Second Mortgage and all other Loan Documents, except as modified by this Agreement shall remain unchanged, unimpaired and in full force and effect. This Agreement is hereby made a part of the original documents evidencing and securing the Indebtedness as completely as if incorporated verbatim therein.

     8. Covenants and Representations.

          (a) Borrower acknowledges and unconditionally promises to pay the entire Indebtedness as set forth in the Notes and in the original and amended instruments evidencing and securing the Indebtedness, as required.

          (b) Borrower and Lender agree that the entire Indebtedness, as evidenced by Notes, shall be secured by the Mortgage and Second Mortgage and the parties agree and acknowledge that this Agreement is made in reliance upon the security of such Mortgage and Second Mortgage.

          (c) Borrower represents and warrants that it is the true and lawful owner of the Premises subject to the Mortgage and Second Mortgage and that the Mortgage and Second Mortgage will be maintained as a valid first lien and second on the Premises subject only to Permitted Encumbrances as described in such Mortgage and Second Mortgage.

          (d) Borrower reaffirms all covenants and representations set forth in the Notes and Mortgage, Second Mortgage, Assignment of Leases and other Loan Documents as if such covenants and representations were made as of the date hereof.

     9. Miscellaneous. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio. This Agreement shall inure to the benefit of and be binding on the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

                                    LENDER:

                                    THE PROVIDENT BANK

                                    By:____________________________
                                              James H. Beck,
                                              Vice President

                                    BORROWER:

                                    JAGI NORTH-CANTON, LLC,
                                    a Delaware limited liability company

                                    By:___________________________
                                    Name:
                                    Title:

STATE OF OHIO           )
                        )  SS:
COUNTY OF HAMILTON      )

         The foregoing instrument was acknowledged before me this ____ day of August, 2002 by James H. Beck, Vice President of The Provident Bank, an Ohio banking corporation on behalf of the corporation.

                                     ------------------------------
                                     Notary Public



STATE OF OHIO           )
                        )  SS:
COUNTY OF _________     )

         The foregoing instrument was acknowledged before me this ____ day of August, 2002 by Richard A. Tonges, Vice President of Janus Hotels & Resorts, Inc., Managing Member of JAGI North-Canton, LLC, a Delaware limited liability company, on behalf of the limited liability company and the Managing Member.

                                     ------------------------------
                                     Notary Public


This Instrument Prepared by:
Mark J. Weber
Keating, Muething & Klekamp, P.L.L.
1400 Provident Tower
One East Fourth Street
Cincinnati, Ohio 45202